Exhibit 99.1

e.l.f. Beauty Announces Fourth Quarter and Full Fiscal 2021 Results
– Delivered 12% Net Sales Growth in Fiscal 2021 –
– e.l.f. Cosmetics Gained 100 Basis Points of Market Share in Nielsen U.S. Color Cosmetics in Fiscal 2021 –
– Provides Fiscal 2022 Outlook –
OAKLAND, California; May 26, 2021 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and twelve months ended March 31, 2021.
“Our fiscal 2021 results demonstrate that our business model and competitive advantages are robust, as we strengthened our position in a challenging environment,” said Tarang Amin, e.l.f. Beauty's Chairman and Chief Executive Officer. “Our fourth quarter net sales growth of 24% marked our ninth consecutive quarter of growth. For the year, e.l.f. Cosmetics was the only top 5 U.S. color cosmetics brand to post growth and gain share.”
“We’re pleased with our outstanding results and believe that we can continue our business momentum in fiscal 2022 as we advance our transformation to a multi-brand portfolio,” said Mandy Fields, e.l.f. Beauty’s Chief Financial Officer. “We currently expect net sales growth of 8-10% in fiscal 2022—at the top end of our long-term economic model.”

Fourth Quarter Fiscal 2021 Review
For the three months ended March 31, 2021, compared to the three months ended March 31, 2020:
•Net sales increased 24% to $92.7 million, primarily driven by strength in e-commerce, international, and our national retailers.
•Gross margin decreased approximately 110 basis points to 63.2%, with benefits from margin accretive product mix, cost savings, and a mix shift to elfcosmetics.com offset by certain costs related to retailer activity and space expansion, unfavorable foreign exchange rates and increased inventory adjustments.
•Selling, general and administrative expenses ("SG&A") increased $10.8 million to $57.8 million or 62.4% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) was $51.3 million, or 55.3% of net sales. The increase in SG&A was primarily due to investments in marketing and digital and increased operational costs.
•The benefit for income taxes was $2.8 million.
•Net loss was $24.0 thousand on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $8.6 million.
•Diluted earnings per share were $0.00 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.16.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $12.9 million or 13.9% of net sales.

Full Year Fiscal 2021 Review
For the twelve months ended March 31, 2021, compared to the twelve months ended March 31, 2020:
•Net sales increased 12% to $318.1 million, primarily driven by strength in e-commerce, international, and our national retailers.
•Gross margin increased approximately 80 basis points to 64.8%, with benefits from margin accretive innovation, cost savings, a mix shift to elfcosmetics.com, and price increases partially offset by certain costs related to retailer activity and space expansion, an increase in inventory adjustments, and the impact of tariffs on goods imported from China.
•SG&A increased $37.0 million to $194.2 million or 61.0% of net sales. Adjusted SG&A was $165.1 million or 51.9% of net sales. The increase in SG&A was primarily due to investments in marketing and digital, organizational costs related to building out the Company's marketing, digital and innovation capabilities, and increased operational costs mainly driven by the increase in e-commerce sales.
•The benefit for income taxes was $2.5 million.
•Net income was $6.2 million on a GAAP basis. Adjusted net income was $36.8 million.
•Diluted earnings per share were $0.12 on a GAAP basis. Adjusted diluted earnings per share were $0.71.
•Adjusted EBITDA was $61.1 million or 19.2% of net sales.

Balance Sheet
The Company ended fiscal 2021 with $57.8 million in cash and cash equivalents and $110.3 million of long-term debt and finance lease obligations, as compared to $46.2 million in cash and cash equivalents and $126.1 million of long-term debt at the end of fiscal 2020.
Fiscal 2022 Outlook
The Company is providing the following outlook for fiscal 2022. When compared to fiscal 2021, the outlook for fiscal 2022 reflects an expected 8-10% increase in net sales.

	Fiscal 2022 Outlook	Fiscal 2021
Net sales	$343-350 million	$318 million
Adjusted EBITDA	$66.0-67.5 million	$61.1 million
Adjusted effective tax rate	24-25%	16%
Adjusted net income	$35.0-36.8 million	$36.8 million
Adjusted diluted earnings per share	$0.64-0.67	$0.71
Weighted average diluted shares outstanding	55 million	52 million
Webcast Details
The Company will hold a webcast to discuss the results from its fourth quarter fiscal 2021 today, May 26, 2021, at 4:30 p.m. Eastern Time. The webcast will be broadcasted live at https://investor.elfbeauty.com/news-and-events/events. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty stands with every eye, lip, face and paw. This deep commitment to inclusive, accessible, cruelty-free beauty has fueled the success of our namesake e.l.f. Cosmetics brand since 2004. With the addition of pioneering clean-beauty brand W3LL PEOPLE and launch of the lifestyle beauty brand Keys Soulcare created with Alicia Keys, we continue to strategically expand our portfolio with brands that support our purpose and values. Our family of brands is available online, and across leading beauty, mass-market, and clean beauty specialty retailers.

Learn more by visiting investor.elfbeauty.com.
Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities. Adjusted SG&A excludes costs related to stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities. Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of costs or gains related to restructuring of operations, stock-based compensation, other non-cash and non-recurring costs, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred. Adjusted net income excludes costs or gains related to restructuring of operations, stock-based compensation, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.
With respect to the Company’s expectations under “Fiscal 2022 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2022 under “Fiscal 2022 Outlook” above and those statements that the Company’s business model and competitive advantages are robust; that the Company’s position is strengthened; that the Company believes that it will continue its business momentum in fiscal 2022 as it advances its transformation to a multi-brand portfolio; and that the Company expects net sales growth of 8-10% in fiscal 2022—at the top end of its long-term economic model. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; the Company’s ability to effectively manage its SG&A and other expenses; and the uncertainty regarding the impact of the COVID-19 pandemic. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.
These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Brittany Fraser
VP, Investor Relations, e.l.f. Beauty KKatten@elfbeauty.com	ICR, Inc. elfpr@icrinc.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,		Twelve months ended March 31,
	2021	2020	2021	2020

Net sales	$92,671	$74,712	$318,110	$282,851
Cost of sales	34,071	26,648	111,912	101,728
Gross profit	58,600	48,064	206,198	181,123
Selling, general, and administrative expenses	57,827	47,024	194,157	157,155
Restructuring expense (income)	2,641	—	2,641	(5,982)
Operating (loss) income	(1,868)	1,040	9,400	29,950
Other (expense) income, net	(54)	(176)	(1,620)	426
Interest expense, net	(862)	(1,387)	(4,090)	(6,307)
(Loss) income before provision for income taxes	(2,784)	(523)	3,690	24,069
Income tax benefit (provision)	2,760	182	2,542	(6,185)
Net (loss) income	$(24)	$(341)	$6,232	$17,884
Comprehensive (loss) income	$(24)	$(341)	$6,232	$17,884
Net (loss) income per share:
Basic	$—	$(0.01)	$0.13	$0.37
Diluted	$—	$(0.01)	$0.12	$0.35
Weighted average shares outstanding:
Basic	49,986,296	48,704,133	49,377,410	48,498,813
Diluted	52,960,699	51,045,588	51,994,145	50,817,143

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	March 31, 2021	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$57,768	$46,167
Accounts receivable, net	40,185	29,721
Inventory, net	56,810	46,209
Prepaid expenses and other current assets	15,381	10,263
Total current assets	170,144	132,360
Property and equipment, net	13,770	17,171
Intangible assets, net	94,286	102,410
Goodwill	171,620	171,321
Investments	2,875	2,875
Other assets	34,698	26,967
Total assets	$487,393	$453,104

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$16,281	$12,568
Accounts payable	15,699	12,390
Accrued expenses and other current liabilities	41,351	26,165
Total current liabilities	73,331	51,123
Long-term debt and finance lease obligations	110,255	126,088
Deferred tax liabilities	13,479	21,892
Long-term operating lease obligations	20,084	11,239
Other long-term liabilities	598	591
Total liabilities	217,747	210,933

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of March 31, 2021 and March 31, 2020; 51,590,830 and 50,003,531 shares issued and outstanding as of March 31, 2021 and March 31, 2020, respectively	504	489
Additional paid-in capital	774,441	753,213
Accumulated deficit	(505,299)	(511,531)
Total stockholders' equity	269,646	242,171
Total liabilities and stockholders' equity	$487,393	$453,104

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Twelve months ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$6,232	$17,884
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,179	22,843
Restructuring expense (income)	2,641	(5,982)
Stock-based compensation expense	19,682	15,488
Amortization of debt issuance costs and discount on debt	847	747
Deferred income taxes	(8,584)	2,443
Other, net	383	873
Changes in operating assets and liabilities:
Accounts receivable	(10,529)	2,504
Inventories	(10,937)	(435)
Prepaid expenses and other assets	(9,659)	(6,500)
Accounts payable and accrued expenses	17,472	5,962
Other liabilities	(3,252)	(11,514)
Net cash provided by operating activities	29,475	44,313

Cash flows from investing activities:
Acquisition, net of cash acquired	—	(25,923)
Purchase of property and equipment	(6,474)	(9,422)
Net cash used in investing activities	(6,474)	(35,345)

Cash flows from financing activities:
Proceeds from revolving line of credit	20,000	—
Repayment of revolving line of credit	(20,000)	—
Repayment of long-term debt	(11,756)	(9,488)
Debt issuance costs paid	(334)	—
Repurchase of common stock	—	(7,904)
Cash received from issuance of common stock	1,503	1,488
Other, net	(813)	(771)
Net cash used in financing activities	(11,400)	(16,675)

Net increase (decrease) in cash and cash equivalents	11,601	(7,707)
Cash and cash equivalents - beginning of period	46,167	53,874
Cash and cash equivalents - end of period	$57,768	$46,167

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2021	2020	2021	2020

Net income	$(24)	$(341)	$6,232	$17,884
Interest expense, net	862	1,387	4,090	6,307
Income (benefit) tax provision	(2,760)	(182)	(2,542)	6,185
Depreciation and amortization	5,276	5,278	21,078	20,223
EBITDA	$3,354	$6,142	$28,858	$50,599
Restructuring expense (income) (a)	2,641	—	2,641	(5,982)
Stock-based compensation	4,642	4,206	19,682	15,488
Other non-cash and non-recurring costs (b)	2,266	1,357	9,897	2,505
Adjusted EBITDA	$12,903	$11,705	$61,078	$62,610

(a) Restructuring expense during the twelve months ended March 31, 2021 relates to the closure of the Company’s manufacturing plant, including impairment of plant assets, the disposal of excess inventory on hand at the plant, and the termination of manufacturing plant employees. Restructuring income during the twelve months ended March 31, 2020 relates to the e.l.f. retail store closures. The year ended March 31, 2020 included a gain related to settlement of outstanding lease liabilities equal to the difference between the amount of cash disbursed and the outstanding liability at the time of settlement.
(b) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2021	2020	2021	2020
Selling, general, and administrative expenses	$57,827	$47,024	$194,157	$157,155
Stock-based compensation	(4,458)	(4,206)	(19,493)	(15,488)
Other non-cash and non-recurring costs (a)	(2,094)	(1,357)	(9,544)	(2,380)
Adjusted selling, general, and administrative expenses	$51,275	$41,461	$165,120	$139,287

(a) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,		Twelve months ended March 31,
	2021	2020	2021	2020
Net (loss) income	$(24)	$(341)	$6,232	$17,884
Restructuring expense (income) (a)	2,641	—	2,641	(5,982)
Stock-based compensation	4,642	4,206	19,682	15,488
Other non-cash and non-recurring costs (b)	2,094	1,357	9,544	2,505
Amortization of acquired intangible assets (c)	2,030	1,824	8,123	6,984
Tax Impact (d)	(2,762)	(1,699)	(9,434)	(4,691)
Adjusted net income	$8,621	$5,347	$36,788	$32,188

Weighted average number of shares outstanding - diluted	52,960,699	51,045,588	51,994,145	50,817,143
Adjusted diluted earnings per share	$0.16	$0.10	$0.71	$0.63

(a) Restructuring expense during the twelve months ended March 31, 2021 relates to the closure of the Company’s manufacturing plant, including impairment of plant assets, the disposal of excess inventory on hand at the plant, and the termination of manufacturing plant employees. Restructuring income during the twelve months ended March 31, 2020 relates to the e.l.f. retail store closures. The year ended March 31, 2020 included a gain related to settlement of outstanding lease liabilities equal to the difference between the amount of cash disbursed and the outstanding liability at the time of settlement.
(b) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.
(c) Represents amortization expense of acquired intangible assets consisting of customer relationships, trademarks and favorable leases.
(d) Represents the tax impact of the above adjustments.